CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, both included in Post-Effective Amendment Number 86 to the Registration Statement (Form N-1A, No. 2-52242) of Touchstone Investment Trust and to the use of our report dated November 13, 2002, incorporated therein.





                         /s/ Ernst & Young LLP


Cincinnati, Ohio
December 26, 2002